                                                                   Exhibit 10.18


                             STOCK OPTION AGREEMENT

         AGREEMENT entered into as of the ___ day of October, 2001 by and between InSight Health Services Holdings Corp. a Delaware corporation (the "Company"), and the undersigned employee (the "Employee") of the Company or one of its subsidiaries.

         WHEREAS, the Company desires to grant the Employee a nonqualified stock option to acquire shares of the Company's common stock, $0.001 par value per share ("Common Stock"); and

         WHEREAS, the Employee desires to accept such option subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee, intending to be legally bound, hereby agree as follows:

         1. Grant of Option. As of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of June 29, 2001, as amended, by and among the Company, InSight Health Services Acquisition Corp. (formerly known as JWCH Merger Corp.) and InSight Health Services Corp.) (the "Grant Date"), the Company grants to the Employee a nonqualified stock option (the "Option") to purchase all (or any part) of _____________ shares of Common Stock (the "Shares") on the terms and conditions hereinafter set forth. This Option is not intended to be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Exercise Price. The exercise price ("Exercise Price") for the Shares covered by the Option shall be $____(*) per share.

         3. Vesting and Exercisability. Twenty percent (20%) of the total Option set forth in Section 1 shall be available for vesting in the respective fiscal years set forth in clauses (A) and (B) below as follows: (A) twenty-five percent (25%) of the number of available Options shall vest and become exercisable upon the anniversary of the Grant Date in the fiscal years ending on June 30 in the years 2003-2007 and (B) seventy-five percent (75%) of the number of available Options shall vest and become exercisable for each fiscal year ending on June 30 in the years 2002-2006 upon the Company's attainment of the performance goals set forth on Schedule I attached hereto and incorporated herein. In the event the Employee is employed by the Company or one of its subsidiaries at the time a Change in Control (as defined below) occurs, all of the Options (to the extent not already vested) which are to vest over time pursuant to clause (A) above shall vest immediately prior to the Change in Control. Notwithstanding the foregoing, to the extent any of the


----------
(*) Intended to be the subscription price for all stockholders who subscribe as of the Effective Time. Currently anticipated to be $18.00 per share.

Options which may vest pursuant to clause (B) above do not vest in accordance with Schedule I by the eighth (8th) anniversary of the Grant Date, they shall be deemed to vest on such date.

         4.       Term of Options.

                  (a) Each Option shall expire on the tenth anniversary of the Grant Date, but shall be subject to earlier termination as provided in subsections (b) and (c) below.

                  (b) If the Employee is terminated for Cause (as defined in Schedule II hereto) or voluntarily terminates his employment with the Company at any time without Good Reason (as defined in Schedule II), the Option shall terminate on the date of such termination of employment, whether or not then fully vested and exercisable.

                  (c) If the Employee is terminated by the Company without Cause, resigns for Good Reason, dies, or becomes Disabled (as defined in Schedule II) at any time during the term of his employment by the Company, any portion of the Option that is not then fully vested and exercisable shall terminate immediately, provided, however, that the board of directors of the Company (the "Board") shall have the discretion to vest any portion of such Employee's Options that have not yet become eligible to vest, and any such accelerated Options shall be subject to the same terms and conditions as other Options that have vested pursuant to Section 3. Any portion of the Option that is vested and exercisable shall terminate on the 120th day following such termination of employment.

         5.       Manner of Exercise of Option.

                  (a) The Employee may exercise any Option that is fully vested and exercisable by giving written notice to the Company stating the number of Shares (which shall not be less than 100, unless the total Shares which are vested and exercisable at such time is less than 100) to be purchased and accompanied by payment in full of the Exercise Price for such Shares. Payment shall be either in cash or by a certified or bank cashier's check or checks payable to the Company.

                  At any time when Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, the Option may also be exercised by means of a "broker cashless exercise" procedure approved in all respects in advance by the Board, in which a broker: (i) transmits the Exercise Price for any Shares to the Company in cash or acceptable cash equivalents, either (1) against the Employee's notice of exercise and the Company's confirmation that it will deliver to the broker stock certificates issued in the name of the broker for at least that number of Shares having a fair market value equal to the Exercise Price therefor, or (2) as the proceeds of a margin loan to the Employee; or (ii) agrees to pay the Exercise Price therefor to the Company in cash or acceptable cash equivalents upon the broker's receipt from the Company of stock certificates issued in the name of the broker for at least that number of Shares having a fair market value equal to the Exercise Price therefor. The Employee's written notice of exercise of the Option pursuant to a "cashless exercise" procedure must include the name and address of the broker involved, a clear description of the procedure, and such other information or undertaking by the broker as the Board shall reasonably require. If payment is to be made in whole or in part in Shares underlying the Option, the Employee shall direct the Company to subtract from the number of Shares underlying the Option, that number of Shares having a fair market value (as determined in good faith by the Board) equal to the purchase price (or portion thereof) to be paid with such underlying Shares.

                  Upon such purchase, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the Employee (or the person entitled to exercise the Option pursuant to Section
7), not more than 10 days from the date of receipt of the notice by the Company.

                  (b) The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Option.

                  (c) Notwithstanding Section 5(a) of this Agreement, the Company may delay the issuance of Shares covered by the Option and the delivery of a certificate for such Shares until one of the following conditions is satisfied: (i) the Shares purchased pursuant to the Option are at the time of the issuance of such Shares effectively registered or qualified under applicable federal and state securities laws or (ii) such Shares are exempt from registration and qualification under applicable federal and state securities laws.

         6. Administration. This Agreement shall be administered by the Board. The Board shall be authorized to interpret this Agreement and to make all other determinations necessary or advisable for the administration of this Agreement. The determinations of the Board in the administration of this Agreement, as described herein, shall be final and conclusive. The Secretary shall be authorized to implement this Agreement in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

         7. Non-Transferability. The right of the Employee to exercise the Option (as and when vested) shall not be assignable or transferable by the Employee otherwise than by will or the laws of descent and distribution, and such Shares may be purchased during the lifetime of the Employee only by him (or his legal representative in the event that he is Disabled). Any other such transfer shall be null and void and without effect upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

         8.       Representation Letter and Investment Legend.

                  (a) In the event that for any reason the Shares to be issued upon exercise of a vested Option shall not be effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), upon any date on which the Option is exercised, the Employee (or the person exercising the Option pursuant to Section 7) shall give a written representation to the Company in the form attached hereto as Exhibit A, and the Company shall place the legend described on Exhibit A, upon any certificate for the Shares issued by reason of such exercise.

                  (b) The Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purposes of covering the issue of Shares; provided, that the Company will use its reasonable best efforts to comply with any available exemption from registration and qualification of the Shares under applicable federal and state securities laws.

         9.       Adjustments upon Changes in Capitalization.

                  (a) In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of Shares, and the Exercise Price therefor, as to which the Option, to the extent not theretofore exercised, shall be exercisable.

                  In addition, unless otherwise determined by the Board in its sole discretion, in the case of a Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the Employee, to the extent that the right to purchase Shares under the Option has vested, the same kind of consideration (net of the Exercise Price for such Shares) that is delivered to the stockholders of the Company as a result of the Change in Control, or the Board may, in its sole determination, cancel the Option, to the extent not theretofore exercised, in exchange for consideration in cash or in kind, which consideration in either case shall be equal in value to the value of those shares of stock or other consideration the Employee would have received had the Option been exercised (to the extent it has vested and not been exercised) and no disposition of the shares acquired upon such exercise been made prior to the Change in Control, less the Exercise Price therefor. Upon receipt of such consideration by the Employee, the Option shall immediately terminate and be of no further force and effect, with respect to both vested and nonvested portions thereof. The value of the stock or other securities the Employee would have received if the Option had been exercised shall be determined in good faith by the Board. In addition, in the case of a Change in Control, the Board may, in its sole discretion, accelerate the vesting of all or any portion of the Option that would remain unvested after the application of the accelerated vesting on Schedule I and
Section 3 hereto. A "Change in Control" shall be deemed to have occurred if (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons (a "Group") who prior to such time beneficially owned less than 50% of the then outstanding capital stock of the Company shall acquire shares of the Company's capital stock in one or more transactions or series of transactions, including by merger, and after such transaction or transactions such person or Group and affiliates beneficially own 50% or more of the Company's outstanding capital stock, or (ii) the Company shall sell all or substantially all of its assets to any Group which, immediately prior to the time of such transaction, beneficially owned less than 50% of the then outstanding capital stock of the Company.

                  (b) Upon dissolution or liquidation of the Company, the Option shall terminate, but the Employee shall have the right, immediately prior to such dissolution or liquidation, to exercise any then vested Options.

                  (c) No fraction of a share of Common Stock shall be purchasable or deliverable upon the exercise of the Option, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

         10. No Special Employment Rights. Nothing contained in this Agreement shall be construed or deemed by any person under any circumstances to bind the Company or any of its subsidiaries to continue the employment of the Employee for the period within which this Option may vest or for any other period. However, during the period of the Employee's employment, the Employee shall render diligently and faithfully the services which are assigned to the Employee from time to time by the Board and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the Company.**

         11. Rights as a Stockholder. The Employee shall have no rights as a stockholder with respect to any Shares which may be purchased upon the vesting of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Employee. Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other rights for which the record date is prior to the date the stock certificate is issued.

         12. Withholding Taxes. The Employee hereby agrees, as a condition to any exercise of the Option, to provide to the Company an amount sufficient to satisfy its obligation to withhold certain federal, state and local taxes arising by reason of such exercise (the "Withholding Amount"), if any, by (a) authorizing the Company to withhold the Withholding Amount from his cash compensation, or (b) remitting the Withholding Amount to the Company in cash; provided that, to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company may at its election withhold from the Shares delivered upon exercise of the Option that number of Shares having a fair market value (in the good faith judgment of the Board) equal to the Withholding Amount.

         13. Execution of Stockholders' Agreement. The Employee acknowledges that he has previously executed and delivered the stockholders agreement by and among the Company and the stockholders of the Company named therein (the "Stockholders Agreement"). The Employee further agrees that this Agreement, the Option and all Shares acquired by him upon exercise of the Option


----------
** This sentence shall be included in Stock Option Agreements entered into by employees of the Company who will not have employment agreements.

will be subject to the terms and conditions of the Stockholders Agreement, as the same may have been amended or modified in accordance with its terms.

         14. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to any conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Delaware, or if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world, whether within or without the State of Delaware.

                                * * * * * * * * *

                         [Signatures on Following Page]

                             STOCK OPTION AGREEMENT

                           Counterpart Signature Page

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, by its officer thereunto duly authorized, and the Employee has executed this Agreement, all as of the day and year first above written.

INSIGHT HEALTH SERVICES                        EMPLOYEE
HOLDINGS CORP.

                                               _________________________________
By:  _________________________________
     Name:                                     Address:
     Title:
                                               _________________________________

                                               _________________________________

                                               _________________________________

                                               Telecopier Number:

                                               _________________________________
                                               Social Security Number

                                   SCHEDULE I

                       OPTION PERFORMANCE VESTING SCHEDULE

         (a) For each of the Company's fiscal years ending on June 30 in the years 2002 through 2006, the portion of the total Option described in clause (B) of Section 3 of the Agreement shall vest and become exercisable if the Company achieves a return on equity ("ROE") for such year that equals or exceeds the following Base Targets:

                                   Base Target            90% of Base Target
                                   -----------            ------------------
            2002                      1.11                      1.00
            2003                      2.40                      2.16
            2004                      3.50                      3.15
            2005                      5.00                      4.50
            2006                      6.50                      5.85

If the Company achieves more than 90% but less than 100% of the Base Target ROE in any fiscal year, the Options available to vest in that year shall vest in the ratio by which ROE achieved exceeds 90% of Base Target ROE for such fiscal year (i.e., for ROE of 90.5% of Base Target ROE, one- twentieth of the available Options would vest; for ROE of 96%, six-tenths of the available Options would vest).

         For purposes hereof, ROE for any fiscal year shall be calculated by the following formula: [(5.25 x EBITDA) - D+C]/TE where

         D = the Company's Consolidated Indebtedness at fiscal year-end (or at time of sale of the Company)

         C = the Company's Excess Cash at fiscal year-end (or at time of sale of the Company)

         TE= total equity invested as of the Effective Time (including the net pre-tax value of any options rolled over as of the Effective Time)

         EBITDA =  EBITDA for such fiscal year

         If TE is increased at any time after the Effective Time and during the Company's fiscal years ending on June 30 in the years 2002 through 2006, the Board, in good faith, shall adjust the Base Targets. The Options available for vesting shall vest, if the Targets are met, upon completion of the audit for the Company and its subsidiaries' consolidated financial statements for such fiscal year.

         (b) Notwithstanding the foregoing, if in the fiscal year ending on June 30, 2006, (1) the percentage of Options available to vest that do vest exceeds
(2) the cumulative percentage of Options available to vest in the fiscal years ending on June 30 in the years 2002-2005 that did vest in those years, the vesting percentage achieved in fiscal year ending on June 30, 2006 shall be carried back to the fiscal years ending on June 30 in the years 2002-2005 and applied to the Options available to vest in those fiscal years. The number of vested Options for the fiscal years ending on June 30 in the years 2002 through 2005 shall be adjusted to reflect such higher percentage.

         (c) (1) In the event a Change in Control of the Company occurs before the end of the fiscal year ending on June 30, 2006, the Base Target for the year in which the Change in Control occurs and the above formula will be modified as follows:

                  - the Base Target for such year will be adjusted to be an amount determined by adding to the Base Target for the fiscal year immediately prior to the fiscal year in which the Change in Control occurs an amount equal to the product of (i) a fraction the numerator of which is the number of days that elapsed since the first day of the fiscal year in which the Change in Control occurs until the date of the consummation of the Change in Control and the denominator of which is 365 and (ii) the difference between the Base Target for the year in which the Change in Control occurs and the Base Target for the immediately preceding fiscal year.

                  - the formula for determining ROE at the time of the Change in Control will be adjusted by using EBITDA for the 12 full calendar months immediately preceding the date of the Change in Control so that the multiple of EBITDA used will be the greater of 5.25 and the multiple used in determining the Company's enterprise value in the Change in Control.

         (2) The percentage of Options that vest in accordance with the formula as so modified will then be applied to fiscal years preceding and following the year in which the Change in Control occurs and the number of vested Options shall be adjusted to reflect such percentage; provided that, if the cumulative percentage of Options that vested in the fiscal years preceding the Change in Control exceeds the percentage that vest in the fiscal year of the Change in Control pursuant to the modified formula, the cumulative percentage of Options that vested prior to the Change in Control will instead be applied to the fiscal years that follow the Change in Control.

         (d) Notwithstanding the foregoing, in the event J.W. Childs Equity Partners II, L.P., Halifax Capital Partners, L.P. and their respective affiliates each receive a net cash return on their total investment in the Company resulting (i) in an internal rate of return of at least 35% on their total investment in the Company and (ii) in an amount of cash equal to at least three times their respective total investment in the Company, then one-third of the total Options described in clause (B) of Section 3 of the Agreement (i.e., 25% of the total Option set forth in Section 1 of the Agreement) shall vest and become exercisable. This vesting provision is not intended to be additive to the preceding provisions, but is intended to be in the alternative.

         For purposes of this Schedule I, the following terms have the following meanings:

         "Consolidated Indebtedness" shall mean, as of any date, the aggregate amount outstanding, on a consolidated basis, of (a) all obligations of the Company or its subsidiaries for borrowed money, (b) all obligations of the Company or its subsidiaries evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid, (c) all obligations of the Company or its subsidiaries for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as


                                 SCHEDULE I - 2
is commercially reasonable for the Company or its subsidiaries' business, (d) all obligations of the Company or its subsidiaries under conditional sale or other title retention agreements relating to property purchased by such Person and all capitalized lease obligations, (e) all payment obligations of the Company or its subsidiaries on or for currency protection agreements, (f) all obligations of the Company or its subsidiaries as an account party under any letter of credit (excluding those supporting trade payables), (g) all obligations of any third party secured by property or assets of the Company or its subsidiaries (regardless of whether or not such Person is liable for repayment of such obligations) and (h) all guarantees of the Company or its subsidiaries.

         "EBITDA" shall mean consolidated earnings of the Company and its subsidiaries, including equity in the earnings from non-consolidated subsidiaries, before interest, taxes, depreciation, amortization and the management fees paid to J.W. Childs Associates, L.P. and The Halifax Group, L.L.C. or any of their respective affiliates and after deduction of all operating expenses, minority interest expenses and incentive compensation, all as calculated in accordance with generally accepted accounting principles consistently applied, as reflected in the Company's consolidated financial statements. For purposes of calculating EBITDA, upon the Company making an acquisition or disposition of any assets or business, the Board, in good faith, shall adjust EBITDA for any fiscal year to include or exclude on a pro forma basis, as applicable, the EBITDA for such assets or business for the period of time the assets or business are not owned by the Company for the fiscal year in which the assets or business are acquired or sold.

         "Excess Cash" shall mean cash in excess of the Company and its subsidiaries' operating needs, in the good faith judgment of the Board.


                                 SCHEDULE I - 3

                                   SCHEDULE II

                            Definitions Applicable to
                             Stock Option Agreement

         1. "Cause," with respect to the Employee, shall have the meaning attributed to it under the executed written employment agreement between the Employee and the Company (or a subsidiary thereof) or, in the absence of such employment agreement, "Cause" shall mean the occurrence of any of the following during the term of the Employee's employment with the Company (or a subsidiary thereof):

                  (a) the Employee has performed his/her duties negligently;

                  (b) the Employee is guilty of misconduct in connection with the performance of the Employee's duties;

                  (c) the Employee has committed any serious crime or offense;

                  (d) the Employee has failed or refused to comply with the oral or written policies or directives of the Board of Directors; or

                  (e) the Employee has breached any provision or covenant contained in this Agreement.

         2. "Disabled," with respect to the Employee, shall have the meaning attributed to it under the executed written employment agreement between the Employee and the Company (or a subsidiary thereof) or, in the absence of such employment agreement, the Employee shall be deemed to have become "Disabled" if, during the term of the Employee's employment with the Company (or a subsidiary thereof), the Employee shall become physically or mentally disabled, whether totally or partially, either permanently or so that the Employee, in the good faith judgment of the Board, is unable substantially and competently to perform his duties on behalf of the Company (or a subsidiary thereof) for a period of 90 consecutive days or for 90 days during any six month period during the said term of employment. In order to assist the Board in making that determination, the Employee shall, as reasonably requested by the Board, (i) make himself available for medical examinations by one or more physicians chosen by the Board and (ii) grant to the Board and any such physicians access to all relevant medical information concerning him, arrange to furnish copies of his medical records to the Board and use his best efforts to cause his own physicians to be available to discuss his health with the Board.

         3. "Good Reason," with respect to the Employee, shall have the meaning attributed to it under the executed written employment agreement between the Employee and the Company (or a subsidiary thereof) or, in the absence of such employment agreement, "Good Reason" shall be deemed to have occurred if, other than for Cause, any of the following has occurred during the term of the Employee's employment with the Company (or a subsidiary thereof):


                                 SCHEDULE I - 4

                  (a) the Employee's base salary has been reduced, other than in connection with a reduction of executive compensation imposed by the Board in response to negative financial results or other adverse circumstances affecting the Company or its subsidiaries; or

                  (b) the Company has reduced or reassigned, in any material respect, the duties of the Employee as an employee of the Company (or a subsidiary thereof) and such event has not been rescinded within 10 business days after the Employee notifies the Company (or a subsidiary thereof) in writing that he objects thereto.

         4. "Person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated association, government or any agency or political subdivision thereof, or any other entity.


                                 SCHEDULE II - 2

                                    EXHIBIT A
                            TO STOCK OPTION AGREEMENT

                         -------------------------------


Gentlemen:

         In connection with the purchase by me of ___________________ shares of common stock, $0.001 par value per share, of InSight Health Services Holdings Corp., a Delaware corporation (the "Company") under the nonqualified stock option granted to me pursuant to that certain Stock Option Agreement dated as of June ____, 2001 (the "Option Agreement"), I hereby acknowledge that I have been informed as follows:

         1. The shares of common stock of the Company to be issued to me upon exercise of said option have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

         2. Routine sales of securities made in reliance upon Rule 144 under the Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and with respect to which that Rule is not applicable, registration or compliance with some other exemption under the Act will be required.

         3. The Company is under no obligation to me to register the shares or to comply with any such exemptions under the Act, other than as set forth in the Stockholders' Agreement referenced and defined in paragraph 13 of the Option Agreement (the "Stockholders Agreement").

         4. The availability of Rule 144 is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such requirement.

         5. The shares of common stock of the Company to be issued to me upon the exercise of said option are subject to the terms and conditions, including restrictions on transfer, of the Stockholders Agreement.

         In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge, hypothecate or otherwise transfer such shares in the absence of an effective registration statement covering the same, except as permitted by an applicable exemption under the Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the

                                  EXHIBIT A - 1
         securities under the Act or an opinion of counsel satisfactory to the Company and its counsel that such registration is not required." "The securities represented by this certificate are subject to the terms and conditions, including restrictions on transfer, of a Stockholders' Agreement among the Company and its stockholders dated as of ____________, as amended from time to time, a copy of which is on file at the principal office of the Company."

         I further agree that the Company may place a stop order with its transfer agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.

         I hereby represent and warrant that:

                  (a) My financial situation is such that I can afford to bear the economic risk of holding the shares issued to me upon exercise of said option for an indefinite period of time, I have no need for liquidity with respect to my investment and have adequate means to provide for my current needs and personal contingencies, and can afford to suffer the complete loss of my investment in such shares.

                  (b) I am an "accredited investor" within the meaning of Rule 501 under the Act and I, either alone or with my purchaser representative (as such term is defined in Rule 501 under the Act) have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of my investment in the shares issued to me upon exercise of said option.

                  (c) I have been afforded the opportunity to ask questions of, and to receive answers from, the Company and its representatives concerning the shares issued to me upon exercise of said option and to obtain any additional information I have deemed necessary.

                  (d) I have a high degree of familiarity with the business, operations, financial condition and prospects of the Company.


                                                     Very truly yours,

                                                     ___________________________
                                                     [Employee]


                                  EXHIBIT A - 2